Exhibit 10.1

ASPENBIO PHARMA, INC.

AMENDMENT TO 2002 STOCK INCENTIVE PLAN

EFFECTIVE NOVEMBER 22, 2010

This Amendment No. 3, dated and effective November 22, 2010 (the “Amendment”) is an amendment to the 2002 Stock Incentive Plan, as amended and restated on June 1, 2007 (the “Plan”) of AspenBio Pharma, Inc., a Colorado corporation (the “Company”).  All capitalized terms used in this Amendment without definition have the meanings set forth in the Plan.

WHEREAS, Section 20(a) authorizes the Board of Directors of the Company to make amendments to the Plan, subject to shareholder approval as required by law or agreement.

WHEREAS, on October 7, 2010, the Board approved an amendment to the Plan to increase the number of shares available for awards under the Plan from 6,100,000 to 6,800,000, and submitted such amendment to the Company’s shareholders for approval at the annual meeting of shareholders held on November 22, 2010.

WHEREAS, on November 22, 2010, the shareholders approved the foregoing amendment to the Plan.

NOW, THEREFORE, intending to be legally bound, and in accordance with the approvals set forth in the WHEREAS clauses, which are incorporated by reference into this Amendment, the Company amends the Plan as follows:

1.           Section 4 of the Plan is deleted in it entirety and is replaced by the following:

“4.           The Common Stock.  The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options and Rights to Purchase with respect to, a total number, not in excess of 6,800,000 shares of Common Stock, either treasury or authorized but unissued or the number and kind of shares of stock or other securities which in accordance with Section 16 of this Plan shall be substituted for the 6,800,000 shares or into which such 6,800,000 shares shall be adjusted.  All or any unsold shares subject to an Option or Right to Purchase that for any reason expires or otherwise terminates may again be made subject to Options or Rights to Purchase under the Plan.  No person may be granted Options or Rights to Purchase under this Plan covering in excess of an aggregate of 500,000 Option Shares and shares of Restricted Stock in any calendar year, subject to adjustments in connection with Section 16 of this Plan.”

2.           Except as amended by this Amendment, the Plan continues in full force and effect.

3.           In the event of a conflict between this Amendment and the Plan, this Amendment shall govern.